Exhibit 99.1

MARKETING CONSULTING SERVICES AGREEMENT

PROJECT: “NEVADA GOLD”

Overview

Spark Newswire (“Company”, “we”, “our” or “us”) is pleased to submit this marketing consulting services agreement (“MSA”) to Nevada Canyon Gold Corp. (“Client”). The project under the MSA is expected to start March 2025, with the exact date to be determined by the parties to the MSA. Spark Newswire, and its group of companies, offer consulting and capital market advisory services that are designed to directly impact brand equity and social awareness.

Whether through our influencer campaigns on Discord, YouTube, Instagram and TikTok, utilizing our large email distribution network, or from our work drafting, managing, and distributing news PR or other campaigns, our combined 100-year market experience provides our clients with a seismic competitive advantage.

We are very selective in the clients that we work with, only partnering with organizations that have a well-deserved reputation for quality and credibility and only working with one organization within a particular market sector at a time. Our goal is to integrate with Client’s values and core brand narratives, becoming an extension of the overall corporate and capital markets team, assisting in building shareholder equity, brand equity and overall market awareness.

The Objective:

1.	Increase general awareness and credibility of the Client’s brand and inform existing and potential investors of its potential market value.

2.	Provide actionable market information and strategies based on our combined 100-year public market experience.

3.	Using technical analysis, assist on general market strategy, brand strategy and the overall growth landscape, including assistance in drafting and timing releases with the market for optimal performance and actionability.

Services offered under this MSA are as described below.

Services Overview

Below represents the agreed upon services and areas of focus. During the initial discovery period both parties will work together to create key performance indicators to measure the project’s performance and success. The final set of requirements of all future works will be defined following the completion of this project.

Business Area	Description
Discovery & Design	Spark Newswire personnel will spend the necessary time with the Client leadership and key business representatives to understand brand direction, vision and overall landscape to ensure project blueprint, and initiatives are aligned. This will include interviews, ad-hoc workshops, design sessions, and other requirement gathering sessions, to be completed at the onset of this project.

Marketing Consulting Services	Spark Newswire (and affiliates) will work to raise online public awareness of Client through the following:

	●	External and internal newsletters & email network distribution

Business Area	Description
	●	External and internal social media distribution (Instagram, Twitter, YouTube, TikTok)

	●	External and internal chatrooms

	●	Relevant subject-matter expert partnerships

	●	Promotion through large online publications (paid and organic)

	●	Investment thesis video(s) creation and distribution via YouTube

	●	Writing and distribution of press releases (if / as needed)

Internal High-Level Reach	Founded in 2018, mix of retail and large investor base. ~80K monthly unique users, highly engaged social following (+150K), ~250K daily tweet impressions, +200K highly engaged newsletter users, 4 chatrooms. Press release distribution with large pickup (~400+) and audiences (~200M).

Advisory & Strategy	Spark Newswire will act in a consultancy format with Client on general market strategy, branding strategy and the overall growth landscape. Our team can assist in drafting and timing releases with the market for optimal performance and actionability.

Digital Agency Support	Spark Newswire (and affiliates) will build the necessary supporting marketing assets for clients, as needed, and which may include but are not limited to the following: corporate presentations, website messaging / supporting materials, social media & brand refreshment to match the overall future market direction and sentiment.

Project Kick-Off Schedule:	March 2025

Contract Continuation:	Unless cancelled in writing fifteen (15) days prior to the MSA’s expiration date, this MSA will automatically renew in one-month increments until cancelled.

Summary of Services

Customer Name	Nevada Canyon Gold Corp

Project Start Date	March 2025. Exact project commencement date to be determined by the parties

Project Duration	An initial term of 6 Months, subject to extension by mutual agreement of the Parties.

Budget	Phase 1: $200,000 USD (3 Months) Phase 2: $100,000 USD (3 Months)

Maintenance Budget	Following the Initial Term, the Company may elect to continue with an active monthly budget or switch to a monthly maintenance budget of $50,000 USD / month that provides for reduced services.

Payment Structure	Payments due upon receipt of monthly invoices

Spark Newswire Contact	Steve Hnatko, CMO Email: steve@sparknewswire.com - C: 604-999-7361

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Important Notes

Spark Newswire will follow the above payment structure when invoicing.

●	All payments are due within 30 days upon receipt of monthly invoices, prior to continuation of work. Progress delays resulting from the Client will not impact billing schedules; invoices will be submitted, and payments will be expected without penalty in accordance with the payment terms if project deliverables have been provided by Spark Newswire in good faith prior to such delays.

●	Expected deliverable turnaround for standard requests is 72 hours from request during weekdays; 96 hours from request on weekends. For large scale requests / edits delivery expectation to be agreed upon with Client on a case-by-case basis depending on scope of request.

Following the initial three-month project duration, the Client may choose to continue with an active budget as set out in the summary above or to switch to a monthly maintenance budget that allows the Client to receive reduced services (internal network distribution only, at a reduced frequency), but still have Spark Newswire and its affiliates engaged in advisory services, including agency support if and when needed.

Master Services Agreement

This MSA contains the standard terms and conditions under which Spark Newswire will provide the deliverables and services (collectively, the “Work Product”) to Client to be set forth in one or more statements of work accompanying this MSA (each a “SOW”, and collectively together with the MSA, the “Agreement”).

Both parties agree as follows:

1.	Agreement: This Agreement represents the entire agreement between Company and Client with respect to the Work Product to be performed or delivered hereunder, and it supersedes all prior and/or contemporaneous agreements and understandings with respect hereto, whether oral, written, or in any other medium. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document, including any which may be annexed to this Agreement and any terms and conditions on Client’s purchase orders or other documents, the terms and conditions of this Agreement shall govern. No modification to any provision of this Agreement shall be binding unless in writing and signed by both parties. Company reserves the right to transfer this Agreement to any of its associated companies as it sees fit.

2.	Confidentiality: Company and Client acknowledge and agree that: (a) any and all non-public information Company may in any way access or receive in connection with Client’s data (including, but not limited to, any information regarding Client’s business, sales, clients and/or customers), and any and all non-public information related to Client and/or its business, sales, clients and/or customers, will be deemed Client’s “Confidential Information”; (b) Company will keep Client’s Confidential Information confidential; (c) any and all confidential information, ideas or concepts developed by Company in connection with delivery of the Work Product, including the pricing and other terms of this Agreement, will be deemed Company’s “Confidential Information”; (d) Client will keep Company’s Confidential Information confidential; (e) Company will permit its own employees and agents (“Representatives”) to access Client’s Confidential Information only on a confidential, need-to-know basis; and (f) both parties’ obligations provided in this paragraph will survive any termination of this Agreement. For greater certainty, “Confidential Information” will not include any information that a party can demonstrate: (a) is publicly available through no act or breach by that party or any of its Representatives; (b) was previously in its possession before receiving the information from the other party under this Agreement; (c) was disclosed to it by a third party free to disclose such information without breaching an obligation to either party to this Agreement; or (d) it developed independently without use of or reliance on the other party’s Confidential Information. A recipient of another party’s Confidential Information hereunder agrees: (a) not to utilize, except as required to perform any obligation under this Agreement, any such Confidential Information (or any portion thereof); (b) to ensure that its Representatives shall only be given access to such Confidential Information to the extent necessary for such Representatives to perform their duties under this Agreement; and (c) to ensure that any of its Representatives who receive access to such Confidential Information are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing, or disclosing such Confidential Information, except as required to perform any obligations under this Agreement. The recipient of Confidential Information hereunder acknowledges that its breach of this Section 2 may cause the disclosing party irreparable injury for which monetary damages may not make the disclosing party whole. Accordingly, in addition to all other available remedies at law or in equity, the disclosing party will be entitled to seek equitable or injunctive relief as and where it deems fit in the event of an actual breach of any obligation of the recipient or its Representatives under this Section 2. If the recipient is requested to disclose any of the Confidential Information pursuant to any judicial or governmental order, such recipient may not disclose the Confidential Information without first giving the disclosing party written notice of the request (if legally permissible) and sufficient opportunity to contest that order or obtain a protective order (at the disclosing party’s sole expense). It is further agreed that, if in the absence of a protective order the recipient is nonetheless compelled to disclose such Confidential Information, the recipient may disclose such Confidential Information without liability hereunder.

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3.	Estimates: All SOWs, change orders, or any quotes or proposals given by Company to Client are given purely as estimates. These estimates, if given, are based on our professional judgment, but always with a clear understanding that they are not a binding maximum or fixed fee quotation and are in all respects subordinate to and superseded by the other terms of our engagement. The actual investment may be higher than our estimate because of the unforeseen changes, events, new requirements, or delays that occur or circumstances that may arise which require us to perform additional services not originally anticipated or expected. Often, we cannot anticipate the ultimate complexity of the services at hand, nor the time and labor that will be required of us to handle it properly. The ultimate investment is frequently more or less than any estimate. The Client is responsible for any investments that are above and beyond the estimates.

4.	Third Parties; Disclaimer: Company is not responsible for the deficiencies of any third-party applications, software or companies involved in the project. Company’s estimate and deliverables do not take account of any deficiencies, Client responsiveness, or the involvement of any third party if that third party was contracted directly by Client.

5.	Delays & Sign-Off: Delays caused by Client may impact the timeline and investment of the project, including but not limited to (a) Client’s failure to provide necessary information to Company to complete the project and (b) Client’s failure to provide approvals in a timely manner. Delays may result in increased investments to Company and may change the pricing assumptions previously provided to Client. As a result, if Company asks Client to sign-off on a task or a project, Client must respond promptly. If Company does not hear back from the Client within three business days (or as otherwise agreed by Company and Client), Company will have the right to assume Client’s approval, and Client will be responsible for all related investments. Company’s timeline in the SOWs does not include time for delays caused by Client or other unforeseeable circumstances. Company may delay a project by up to one month after the project has started. Company reserves the right to put a project on hold (i.e., completing no further work) if an invoice has not been paid on time.

6.	Limitation of Liability Disclaimer: In no event shall Company or Client be liable for any loss of profit or revenue, or for any other special, exemplary, punitive, consequential, incidental, or indirect damages of any kind or nature arising out of or in connection with this Agreement, whether in an action based on contract, tort, or otherwise, even if a party has been advised of the possibility of such loss or damages. Company is not liable for Client’s performance. Client waives any and all claims against Company for which liability is expressly disclaimed in this paragraph.

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7.	WARRANTY DISCLAIMER: WITH RESPECT TO ANY WORK PRODUCT, COMPANY MAKES NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE TO CLIENT OF THE PARTICULAR WORK PRODUCT OR FOR CLIENT’S PERFORMANCE THEREAFTER. ALL EXPRESSED AND IMPLIED WARRANTIES ARE DISCLAIMED. COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE SUITABILITY, RELIABILITY, AVAILABILITY, TIMELINESS, SECURITY, OR ACCURACY OF THE WORK PRODUCT FOR ANY PURPOSE. THE WORK PRODUCT IS PROVIDED “AS IS” WITHOUT WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED. COMPANY DOES NOT WARRANT THAT THE WORK PRODUCT WILL BE UNINTERRUPTED OR ERROR-FREE AND DISCLAIMS ANY WARRANTY OR REPRESENTATION REGARDING THE AVAILABILITY OF A SERVICE, SERVICE LEVELS OR PERFORMANCE. NEITHER COMPANY NOR ITS REPRESENTATIVES WILL BE LIABLE TO CLIENT FOR ANY LOSS OR DAMAGE BASED ON ANY ERRORS OR OMISSIONS THEREFROM, WHETHER NEGLIGENT OR OTHERWISE, IN DELIVERING THE WORK PRODUCT. IF CLIENT IS NOT IN AGREEMENT WITH COMPANY’S WORK PRODUCT, IT IS CLIENT’S RESPONSIBILITY TO BRING FORTH THE ISSUE(S) FOR IMMEDIATE RESOLUTION BETWEEN CLIENT AND COMPANY WITHIN 30 DAYS OF DELIVERY, OTHERWISE COMPANY WILL INTERPRET CLIENT AS HAVING ACCEPTED THE WORK PRODUCT. COMPANY WILL AT ALL TIMES USE QUALIFIED PERSONNEL TO PERFORM ALL ACTIVITY REQUIRED HEREUNDER. THE WORK PRODUCT WILL MATERIALLY CONFORM TO CLIENT’S AND COMPANY’S RESPONSIBILITIES OUTLINED IN THE APPLICABLE SOW.

8.	Indemnification: Client shall indemnify, defend, and hold harmless the Company, and defend any action brought against the Company with respect to any claim, demand, cause of action, suit or proceeding brought by a third party against the Company to the extent that it relates to this Agreement and is based on or arises out of (a) the fraud, willful misconduct, or intentional misrepresentation of the Client; (b) any infringement by Client of any intellectual property right of any third party; and/or (c) any material breaches by the Client of this Agreement or any SOW (the “Indemnified Claims”). Client shall pay all reasonable costs incurred by Company related to the Indemnified Claims (including reasonable attorneys’ fees, disbursements and damages awarded against the Company). The Company shall promptly notify Client in writing of any claim, suit, or proceeding for which Client may have obligations under this Section 8; provided, however, that any failure of the Company to provide such notice shall excuse Client only to the extent that Client is materially prejudiced thereby. The Company shall cooperate with Client with regard to the defense of any Indemnified Claims. Client shall have full control of any such Indemnified Claim, and the authority to settle or otherwise dispose of any Indemnified Claim. In no event, however, shall Client agree to any settlement of any Indemnified Claim if such settlement would impose any liability or obligation upon the Company, without the Company’s prior written consent.

9.	Intellectual Property (“IP”): Company owns all IP and Work Product created in accordance with this Agreement and Company grants a perpetual, non-transferable, non-sub licensable license to Client to use and exploit the Work Product, in accordance with the SOWs, provided that Client has paid to the Company all amounts due hereunder. Client will own all data and have access to all source code as applicable to each project. Except as otherwise provided under this Section 9, nothing stated in, or implied from, this Agreement gives Client any license under any copyright, trademark, trade secret, or other IP of Company or any third party. Client retains sole and exclusive ownership of all rights, title, and interest (including but not limited to all IP rights) in and to its website, products, services, and all material originating from Client under this Agreement.

10.	Termination: Should any SOW be terminated after Work Product is rendered, Client agrees to pay Company for time consumed to the date of termination, due 30 days following receipt of an invoice. Either party may terminate this Agreement for cause: (a) if the other party breaches this Agreement in any material respect and such breach is not cured within 30 days following delivery of written notice of such breach from the non-breaching party to the breaching party or (b) immediately, if the other party becomes the subject of a petition in bankruptcy or any other proceeding relating to insolvency, liquidation or assignment for the benefit of creditors.

11.	Deadlines; Force Majeure: Company acknowledges that any deadlines set forth in a SOW are important, and Company will make reasonable efforts to meet such deadlines. Failure to produce the Work Product by a particular deadline shall not be grounds for cancelation of this Agreement, including any SOW. Neither party will be liable to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay that is caused by or results from acts beyond the affected party’s reasonable control, including (a) acts of God; (b) flood, fire or explosion; (c) national or regional emergency; (d) strikes, labor stoppages or slowdowns or other industrial disturbances; (e) disruptions in power, telecommunications or internet or damage to computer equipment; or (f) any other issue or event which is beyond the reasonable control of either party (each, a “Force Majeure Event”). A party whose performance is affected by a Force Majeure Event shall give notice to the other party, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event. The non-affected party may terminate this Agreement upon notice if such failure or delay continues for a period of 15 days or more.

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12.	Publicity: Company may use Client’s name and logo on Company website and promotional materials in an accurate and reasonable manner to identify Client as a current or former client of Company, upon written consent by the Client.

13.	Travel & Expenses: If required, travel to Client’s site will be billed on a time and materials basis. All reasonable expenses related to travel will be billed to Client. In the event the Company needs to rent a car for travel to Client’s site, the car will be full-size. If the Company needs one or more hotel rooms, a 3.5-star hotel or above will be booked. If the Company needs one or more flights, an economy class ticket will be purchased. In general, Company will book any required travel as early as practicable to ensure better rates.

14.	Dispute Resolution: In the event that a dispute arises between the parties regarding the performance of this Agreement, the parties shall attempt in good faith to resolve any dispute arising out of or in connection to this Agreement pursuant to this Agreement. Client agrees to pay any and all outstanding and undisputed invoices as part of and as required under this Agreement even if a dispute arises and the parties proceed with the dispute resolution process. If the Client disputes an invoice in good faith, the Client must notify the Company of such dispute in writing within 30 days following receipt of the related invoice, and such notice will contain a reasonably detailed description of the dispute and the portion of the invoice in dispute, as well as payment for any portion of the invoice that is not in dispute. Thereafter, the parties agree to work together reasonably and in good faith to resolve such dispute within 10 business days following the Company’s receipt of such dispute notice. If the dispute has not resolved within 90 days of the original notice of the dispute, or if any party fails to participate in the negotiations as required under this Agreement, the matter may be resolved by either party initiating legal process. The laws of the Province of British Columbia govern the terms and any dispute of any sort that might arise between the parties. [Except as otherwise provided herein, Client agrees that any controversy or claim, whether at law or equity, arising out of or related to the provision of services or materials by Company, regardless of the date of accrual of such dispute, shall be resolved in its entirety by individual (not class-wide nor collective) binding arbitration.][1]

15.	Third Party Applications: Client will be responsible for purchasing any additional third-party applications and AppExchange products identified in the SOW or otherwise necessary to achieve the objectives specified in the SOW, including product-specific support and training. All hours dedicated to working or debugging third-party applications are billable by the Company.

16.	Mutual Representations and Warranties: Each party represents and warrants that as of the date of this Agreement and at all times thereafter: (a) it has the power and authority to enter into and perform its obligations under this Agreement, including any SOW; (b) this Agreement constitutes its valid and binding obligation and is enforceable against it in accordance with the terms of this Agreement; and (c) the execution and delivery of this Agreement by it and the performance of its obligations hereunder: (i) are not in violation or breach of, and shall not conflict with or constitute a default under, any material contract, agreement, or commitment binding upon it, and (ii) shall not conflict with or violate in any material manner, any applicable law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality, or court having jurisdiction over such party.

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17.	Relationship of the Parties: Each party hereto is an independent contractor of the other party. Nothing in this Agreement shall constitute a partnership between or joint venture by the parties, or constitute either party the agent or employee of the other.

18.	No Third-Party Beneficiaries: Nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.[2]

19.	Proposal Non-Disclosure Notice: Client hereby acknowledges and agrees, by receiving future SOWs from Spark Newswire, that the terms set forth in the SOWs, including, without limitation, any proposals, pricing terms, hours, proposed services, recommendations, fees, roadmaps and/or other information related to the services proposed to be provided by the Company (collectively, the “Proposal Terms”), regardless of whether such SOW is accepted or executed by Client, are strictly confidential. Accordingly, neither the Client nor any of its affiliates, officers, equity holders, employees, agents or advisors (collectively, the “Client Parties”) will use or disclose any Proposal Terms or the form of SOW except to the Client’s employees or advisors who have a need to know such information for purposes of evaluating Client’s acceptance of the SOW.

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Project Agreement

Nevada Canyon Gold Corp.	Spark Newswire

Signature:	Signature:

/s/ Jeffrey Cocks	/s/ Steve Hnatko

Name: Jeffrey Cocks	Name: Steve Hnatko

Title: CFO	Title: CMO

Date: 02/21/2025	Date: 02/21/2025

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